EXHIBIT 32: Rule 13a-14(b) Certification

The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Dongxing International Inc.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Dongxing International Inc. and will be retained by Dongxing International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 15, 2019	By: /s/ Cheng Zhao
Cheng Zhao (Chief Executive Officer and Chief Financial Officer)